UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2013

FREEPORT-McMoRan COPPER & GOLD INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue Phoenix, AZ	85004-2189
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan

On February 14, 2013, Freeport-McMoRan Copper & Gold Inc. (“FCX”) entered into a term loan agreement with JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, Bank of America, N.A. (“Bank of America”), as syndication agent, HSBC Bank USA, National Association, Mizuho Corporate Bank, Ltd., Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, and each of the lenders party thereto (the “Term Loan”). J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc., Mizuho Corporate Bank, Ltd., Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia, and The Bank of Tokyo-Mitsubishi UFJ, Ltd. were joint lead arrangers and joint bookrunners for the Term Loan.

The Term Loan provides for an aggregate principal amount of up to $4.0 billion of term loans, the proceeds of which will be used (1) to finance all or a portion of the cash consideration payable by FCX and/or any FCX subsidiary in connection with FCX’s previously announced acquisition of McMoRan Exploration Co. (“MMR”) (the “MMR Acquisition”), (2) to refinance any indebtedness of MMR or any of its subsidiaries that becomes due or otherwise in default upon consummation of the MMR Acquisition, (3) to finance all or a portion of the cash consideration payable by FCX and/or any FCX subsidiary in connection with FCX’s previously announced acquisition of Plains Exploration & Production Company (“PXP”) (the “PXP Acquisition”), (4) to refinance any indebtedness of PXP or any of its subsidiaries that becomes due or otherwise in default upon consummation of the PXP Acquisition, (5) if and to the extent that PXP or MMR has repaid, prepaid, redeemed or otherwise satisfied and discharged any portion of the indebtedness of MMR in (2) above or PXP in (4) above, as applicable, prior to the date of the consummation of the PXP Acquisition and the MMR Acquisition, to make a loan, advance or capital contribution directly or through one or more of its wholly owned subsidiaries to PXP or MMR, as applicable, in an aggregate amount equal to the aggregate amount of such repayment, prepayment, redemption or discharge, (6) to pay fees, expenses and other costs in connection with the MMR Acquisition and the PXP Acquisition and financings relating thereto and (7) for general corporate purposes.

No amounts are currently available to FCX under the Term Loan. If the MMR Acquisition is consummated before the PXP Acquisition is consummated, then an aggregate principal amount of up to $2.5 billion will be made available to FCX under the Term Loan on the date of consummation of the MMR Acquisition and an aggregate principal amount of up to $4.0 billion less the aggregate principal amount of loans drawn upon for the consummation of the MMR Acquisition will be made available to FCX on the subsequent date of consummation of the PXP Acquisition. If the PXP Acquisition is consummated before the MMR Acquisition is consummated, then the full aggregate principal amount of up to $4.0 billion will be made available to FCX under the Term Loan on the date of consummation of the PXP Acquisition and an aggregate principal amount of up to the lesser of $2.5 billion and $4.0 billion less the aggregate principal amount of loans drawn upon the consummation of the PXP Acquisition will be made available to FCX on the subsequent date of consummation of the MMR Acquisition.

The Term Loan will amortize in equal quarterly installments during the second, third and fourth years of the Term Loan in annual amounts equal to 10 percent, 15 percent and 20 percent, respectively, of the original aggregate principal amount of the Term Loan and will mature 5 years from the date of the first borrowing thereunder. Borrowings under the Term Loan will bear interest at either the adjusted LIBO rate or the alternate base rate (as such terms are defined under the Term Loan) plus a spread to be determined by reference to FCX’s credit ratings.

Upon consummation of the PXP Acquisition, the surviving entity of the PXP Acquisition (the “PXP Surviving Entity”) will join the Term Loan as a borrower thereunder. The Term Loan will be unconditionally guaranteed by each subsidiary, if any, of FCX which guarantees any of FCX’s other senior indebtedness and each subsidiary of PXP which guarantees any of PXP’s senior notes. The PXP Surviving Entity may be released as a borrower under the Term Loan if (a) it no longer has any obligations in respect of (1)

PXP’s senior notes (or refinancings thereof) or (2) any bank credit facility or capital markets debt in an amount in excess of $500 million and (b) it no longer guarantees any obligations of FCX in respect of (and is no longer a co-borrower under) certain senior indebtedness of FCX.

The Term Loan contains a number of negative covenants that, among other things, restrict, subject to certain exceptions, the ability of FCX’s subsidiaries that are not borrowers or guarantors to incur additional indebtedness (including guarantee obligations) and FCX’s ability or the ability of FCX’s subsidiaries to: create liens on assets; enter into sale and leaseback transactions; engage in mergers, liquidations and dissolutions; sell assets; and change FCX’s fiscal year. In addition, the financial covenants under the Term Loan require FCX to maintain (1) a total leverage ratio not to exceed 3.75 to 1.00 and (2) an interest expense coverage ratio of not less than 2.50 to 1.00. The Term Loan also contains customary affirmative covenants and representations.

The Term Loan specifies certain customary events of default, including, among others: failure to pay principal, interest or other amounts; material inaccuracy of representations and warranties; violation of covenants; cross events of default; certain bankruptcy and insolvency events; certain events under the Employee Retirement Income Security Act; certain undischarged judgments; change of control and governmental appropriation of a material portion of the assets of FCX or its subsidiaries.

JPMorgan, the administrative agent under the Term Loan, and its respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for FCX and its affiliates in the ordinary course of business for which JPMorgan has received or will receive customary fees and expenses.

A copy of the Term Loan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Revolving Credit Facility

Also on February 14, 2013, FCX and PT Freeport Indonesia (“PTFI”), a subsidiary of FCX, entered into a new revolving credit agreement with JPMorgan, as administrative agent and swingline lender, Bank of America, as syndication agent, BNP Paribas, Citibank, N.A., HSBC Bank USA, National Association, Mizuho Corporate Bank, Ltd., Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, and each of the lenders and issuing banks party thereto (the “Revolving Credit Facility”). J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Mizuho Corporate Bank, Ltd., Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia, and The Bank of Tokyo-Mitsubishi UFJ, Ltd. were joint lead arrangers and joint bookrunners for the Revolving Credit Facility. Upon consummation of the PXP Acquisition, the PXP Surviving Entity will join the Revolving Credit Facility as a borrower thereunder. The PXP Surviving Entity may be released as a borrower under the Revolving Credit Facility if (a) it no longer has any obligations in respect of (1) PXP’s senior notes (or refinancings thereof) or (2) any bank credit facility or capital markets debt in an amount in excess of $500 million and (b) it no longer guarantees any obligations of FCX in respect of (and is no longer a co-borrower under) certain senior indebtedness of FCX.

Upon consummation of the PXP Acquisition, the Revolving Credit Facility will refinance and replace FCX’s existing revolving credit agreement dated as of March 30, 2011, among FCX, PTFI, the lenders party thereto and JPMorgan, as administrative agent. The Revolving Credit Facility provides for a five-year, unsecured revolving credit facility, under which FCX, PTFI and the PXP Surviving Entity may obtain loans in an aggregate principal amount of $3.0 billion, with PTFI’s borrowing capacity limited to $500 million. The Revolving Credit Facility is available for letters of credit, revolving loans and swingline loans.

No amounts are currently available to FCX, PTFI or the PXP Surviving Entity under the Revolving Credit Facility. Revolving loans under the Revolving Credit Facility will be available to FCX, PTFI and the PXP Surviving Entity at any time on or after the date of consummation of the PXP Acquisition. Amounts repaid under the Revolving Credit Facility prior to the maturity date may be reborrowed, subject to satisfaction of the borrowing conditions.

Interest on loans made under the Revolving Credit Facility will, at the option of FCX, PTFI or the PXP Surviving Entity, be determined based on the adjusted LIBO rate or the alternate base rate (as such terms are defined under the Revolving Credit Facility) plus a spread to be determined by reference to FCX’s credit ratings.

The Revolving Credit Facility contains a number of negative covenants that, among other things, restrict, subject to certain exceptions, the ability of FCX’s subsidiaries that are not borrowers or guarantors to incur additional indebtedness (including guarantee obligations) and FCX’s ability or the ability of its subsidiaries to: create liens on assets; enter into sale and leaseback transactions; engage in mergers, liquidations and dissolutions; sell assets; and change FCX’s fiscal year. In addition, the financial covenants under the Revolving Credit Facility require FCX to maintain (1) a total leverage ratio not to exceed 3.75 to 1.00 and (2) an interest expense coverage ratio of not less than 2.50 to 1.00. The Revolving Credit Facility also contains customary affirmative covenants and representations.

The Revolving Credit Facility matures five years after the date of consummation of the PXP Acquisition.

The Revolving Credit Facility will be unconditionally guaranteed by each subsidiary, if any, of FCX which guarantees any of FCX’s other senior indebtedness and each subsidiary of PXP which guarantees any of PXP’s senior notes. PTFI’s aggregate liability exposure under the Revolving Credit Facility is capped at $500 million.

JPMorgan, the administrative agent under the Revolving Credit Facility, and its respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for FCX and its affiliates in the ordinary course of business for which JPMorgan has received or will receive customary fees and expenses.

A copy of the Revolving Credit Facility is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

On February 19, 2013, FCX issued a press release announcing entry into the Term Loan and the Revolving Credit Facility (see Exhibit 99.1).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By:	/s/ C. Donald Whitmire, Jr.
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: February 19, 2013

Freeport-McMoRan Copper & Gold Inc.

Exhibit Index

Exhibit Number

10.1	Term Loan Agreement dated as of February 14, 2013, among Freeport-McMoRan Copper & Gold Inc., JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, HSBC Bank USA, National Association, Mizuho Corporate Bank, Ltd., Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, and each of the lenders party thereto. Upon consummation of the acquisition of Plains Exploration & Production Company (PXP), the PXP surviving entity, will join the Term Loan as a borrower thereunder.

10.2	Revolving Credit Agreement dated as of February 14, 2013, among Freeport-McMoRan Copper & Gold Inc., PT Freeport Indonesia, JPMorgan Chase Bank, N.A., as administrative agent and the swingline lender, Bank of America, N.A., as syndication agent, BNP Paribas, Citibank, N.A., HSBC Bank USA, National Association, Muzho Corporate Bank, Ltd., Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, and each of the lenders and issuing banks party thereto. Upon consummation of the acquisition of Plains Exploration & Production Company (PXP), the PXP surviving entity, will join the Revolving Credit Facility as a borrower thereunder.

99.1	Press Release dated February 19, 2013 titled “Freeport-McMoRan Copper & Gold Inc. Completes Agreements for Acquisition Term Loan and New Revolving Credit Facility.”